Registration No. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------
                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                             -----------------------
                            HEALTH EXPRESS USA, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                                     FLORIDA
         (State or Other Jurisdiction of Incorporation or Organization)
                                   65-0847995
                      (I.R.S. Employer Identification No.)

                       1761 HILLSBORO BOULEVARD, SUITE 203
                         DEERFIELD BEACH, FLORIDA 33442
                            TELEPHONE: (954) 570-5900
                    (Address of Principal Executive Offices)

               HEALTH EXPRESS USA, INC. 2003 INCENTIVE STOCK PLAN
                            (Full Title of the Plan)

                                  DOUGLAS BAKER
                       1761 HILLSBORO BOULEVARD, SUITE 203
                         DEERFIELD BEACH, FLORIDA 33442
                     (Name and Address of Agent For Service)

                            TELEPHONE: (954) 570-5900
          (Telephone Number, Including Area Code, of Agent for Service)

                                    COPY TO:
                             Clayton E. Parker, Esq.
                             Harris C. Siskind, Esq.
                           Kirkpatrick & Lockhart LLP
                    201 South Biscayne Boulevard, Suite 2000
                              Miami, Florida 33131


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

==========================================================================================================
                                             PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
TITLE OF SECURITIES          AMOUNT           OFFERING PRICE     AGGREGATE OFFERING    REGISTRATION FEE
TO BE REGISTERED        TO BE REGISTERED       PER SHARE (1)          PRICE (1)               (1)
----------------------------------------------------------------------------------------------------------
Common Stock, par
value $0.001 per
share                    400,000 shares            $0.91              $364,000              $33.48
----------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h)(1) of the Securities Exchange Act of 1934, the proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee were computed based upon the average of the bid and ask prices of the shares of Common Stock on April 21, 2003.

                                     PART I


                          INFORMATION REQUIRED IN THIS
                            SECTION 10(A) PROSPECTUS

        The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

                                     PART II

                          INFORMATION REQUIRED IN THIS
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

      The following documents have been previously filed by Health Express USA, Inc. ("Health Express") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference into this Registration Statement as of their respective dates:

           (a) Health Express's Annual Report on Form 10-KSB for the fiscal year ended December 29, 2002 filed with the Commission on March 26, 2003, as amended on April 21, 2003.

           (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

           (c) The description of Health Express's Common Stock contained in its Registration Statement on Form SB-2 filed with the Commission on April 4, 2003, pursuant to the Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by Health Express with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document that constitutes part of the prospectus relating to the consulting agreements that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

      Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

      Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

INDEMNIFICATION

      The Articles of Incorporation of Health Express provide that Health Express shall indemnify a director or officer of Health Express who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of Health Express against reasonable attorney fees and expenses incurred by the director or officer in connection with the proceeding. Health Express may indemnify an individual made a party to a proceeding because the individual is or was a director, officer, employee or agent of Health Express (including the heirs, estates, executors, administrators and personal representatives of such persons) against liability if authorized in the specific case after determination, in the manner required by the board of directors, that indemnification of the director, officer, employee or agent, as the case may be, is permissible in the circumstances because the director, officer, employee or agent has met the standard of conduct set forth by the board of directors. The indemnification and advancement of attorney fees and expenses for directors, officers, employees and agents of Health Express shall apply when such persons are serving at Health Express' request while a director, officer, employee or agent of Health Express, as the case may be, as a director, officer, partner, trustee, employee or agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, as well as in their official capacity with Health Express. Health Express also may pay for or reimburse the reasonable attorney fees and expenses incurred by a director, officer, employee or agent of Health Express who is a party to a proceeding in advance of final disposition of the proceeding. Health Express also may purchase and maintain insurance on behalf of an individual arising from the individual's status as a director, officer, employee or agent of Health Express, whether or not Health Express would have power to indemnify the individual against the same liability under the law.

FLORIDA LAWS

      The Florida Business Corporation Act ("FBCA") provides that in certain cases, each officer and director of the Company shall be indemnified by the Company against certain costs, expenses and liabilities which he or she may incur in his or her capacity as such. FBCA ss. 607.0850 ("Indemnification of officers, directors, employees and agents") provides:

      (1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of NOLO CONTENDERE or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      (3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

      (4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

           (a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

           (b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

           (c) By independent legal counsel;

                1.  Selected by the board of directors  prescribed  in paragraph
(a) or the committee prescribed in paragraph (b); or

                2. If a quorum of the directors cannot be obtained for paragraph
(a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

           (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

      (5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

      (6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

      (7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

           (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

           (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

           (c) In the case of a director, a circumstance under which the liability provisions of ss. 607.0834 are applicable; or

           (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

      (8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

      (9) Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

           (a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

           (b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

           (c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

      (10) For purposes of this section, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (11) For purposes of this section;

           (a) The term "other enterprises" includes employee benefit plans;

           (b) The term "expenses" includes counsel fees, including those for appeal;

           (c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

           (d) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

           (e) The term "agent" includes a volunteer;

           (f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

           (g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

      (12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

      The Company maintains an insurance policy that provides protection, within the maximum liability limits of the policy and subject to a deductible amount for each claim, to the Company under its indemnification obligations and to the directors and officers of the Company with respect to certain matters that are not covered by the Company's indemnification obligations.

SEC POSITION ON INDEMNIFICATION

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

      Not applicable.


ITEM 8.  EXHIBITS.
         --------

EXHIBIT
NO.           DESCRIPTION                        LOCATION
---------     ------------------------------     -------------------------------
4.1           Health Express USA, Inc.           Provided herewith
              2003 Stock Incentive Plan

5.1           Opinion of Kirkpatrick             Provided herewith
              & Lockhart LLP re: legality

23.1          Consent of Kirkpatrick             Incorporated  by  reference  to
              & Lockhart LLP                     Exhibit     5.1     of     this
                                                 Registration  Statement,  which
                                                 contains    the    consent   of
                                                 Kirkpatrick & Lockhart LLP

23.2          Consent of Ahearn, Jasco           Provided herewith
              + Company, P.A.
24.1          Power of Attorney                  Incorporated  by  reference  to
                                                 the  signature   page  of  this
                                                 Registration  Statement on Form
                                                 S-8

ITEM 9.  UNDERTAKINGS.
         ------------

      (a) The undersigned registrant will:

           (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the
Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) For purposes of determining any liability under the Act, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Articles 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (d) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 22, 2003.

                                         HEALTH EXPRESS USA, INC.

                                         By:     /s/ Douglas Baker
                                            -----------------------------------
                                         Printed Name:  Douglas Baker
                                         Title:         Chief Executive Officer
                                                         and Director

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas Baker, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, which together constitute a majority of the Board of Directors of Health Express.

Date:          April 22, 2003                 By:     /s/ Douglas Baker
        ---------------------                    ----------------------
                                              Name:   Douglas Baker
                                              Title:  Chief Executive Officer
                                                        and Director


Date:          April 22, 2003                 By:     /s/ Marco D'Alonzo
        ---------------------                    -----------------------
                                              Name:   Marco D'Alonzo
                                              Title:  Chief Operating Officer,
                                                        Secretary and Director


Date:          April 22, 2003                 By:     /s/ Raymond Nevin
        ---------------------                    ----------------------
                                              Name:   Raymond Nevin
                                              Title:  President


Date:          April 22, 2003                 By:     /s/ Patricia Durante
        ---------------------                    -------------------------
                                              Name:   Patricia Durante
                                              Title:  Chief Financial Officer


Date:          April 22, 2003                 By:     /s/ Edward Meyer
        ---------------------                    ---------------------
                                              Name:   Edward Meyer
                                              Title:  Director


Date:          April 22, 2003                 By:     /s/ Susan Greenfield
        ---------------------                    -------------------------
                                              Name:   Susan Greenfield
                                              Title:  Director

                                  EXHIBIT 4.1
                                  -----------

                            HEALTH EXPRESS USA, INC.
                            2003 STOCK INCENTIVE PLAN


--------------------------------------------------------------------------------

                                   ARTICLE I.

                        PURPOSE AND ADOPTION OF THE PLAN

      1.1  PURPOSE.  The  purpose of the Health  Express  USA,  Inc.  2003 Stock
Incentive Plan (hereinafter referred to as the "PLAN") is to assist in attracting and retaining highly competent key employees, non-employee directors and consultants and to act as an incentive in motivating selected key employees, non-employee directors and consultants of Health Express USA, Inc. (hereinafter the "COMPANY") and its Subsidiaries (as defined below) to achieve long-term corporate objectives. Additionally, the purpose of the Plan is to compensate employees, non-employee directors and consultants with shares of the Company's common stock in lieu of cash compensation.

      1.2 ADOPTION AND TERM. The Plan has been approved by the Board of Directors (hereinafter referred to as the "Board") of the Company, to be effective April 22, 2003 (the "EFFECTIVE DATE"). The Plan shall remain in effect until terminated by action of the Board.

                                   ARTICLE II.

                                   DEFINITIONS

      For the purposes of this Plan, capitalized terms shall have the following meanings:

      2.1 "AWARD" means any grant to a Participant of Restricted Shares described in Article VI.

      2.2 "AWARD AGREEMENT" means a written agreement between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

      2.3 "AWARD PERIOD" means, with respect to an Award, the period of time set forth in the Award Agreement during which SPECIFIED target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

      2.4 "BENEFICIARY" means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and an Award Agreement upon the Participant's death.

      2.5 "BOARD" means the Board of Directors of the Company.

      2.6 "CODE" means the Internal Revenue Code of 1986, as amended. References to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

      2.7 "COMMITTEE" means the committee established in accordance with Section 3.1.

      2.8 "COMPANY" means Health Express USA, Inc., a Florida corporation, and its successors.

      2.9 "COMMON STOCK" means common stock of the Company, par value $0.001 per share.

      2.10 "COMPANY VOTING SECURITIES" means the combined voting power of all outstanding securities of the Company entitled to vote generally in the election of directors of the Company.

                                  Exhibit 4.1-1

      2.11 "DATE OF GRANT" means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

      2.12 "EFFECTIVE DATE" shall have the meaning given to such term in Section 1.2.

      2.13 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      2.14 "FAIR MARKET VALUE" means, as of any applicable date: (i) if the Common Stock is listed on a national securities exchange or is authorized for quotation on The Nasdaq National Market System ("NMS"), the closing price, regular way, of the Common Stock on such exchange or NMS, as the case may be, on such date or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NMS, the closing bid price as reported by The Nasdaq SmallCap Market on such date, or if no such price shall have been reported for such date, on the next preceding date for which such price was so reported; or
(iii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NMS or The Nasdaq SmallCap Market (if applicable), the last reported bid price published in the "pink sheets" or displayed on the National Association of Securities Dealers, Inc. ("NASD") Electronic Bulletin Board, as the case may be; or (iv) if the Common Stock is not listed for trading on a national securities exchange, is not authorized for quotation on NMS or The Nasdaq SmallCap Market and is not published in the "pink sheets" or displayed on the NASD Electronic Bulletin Board, the fair market value of the Common Stock as determined in good faith by the Committee.

      2.15 "MERGER" means any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

      2.16 "NON-EMPLOYEE DIRECTOR" means a member of the Board who (i) is not currently an officer or otherwise employed by the Company or a parent or a subsidiary of the Company, (ii) does not receive compensation directly or indirectly from the Company or a parent or a subsidiary of the Company for services rendered as a consultant or in any capacity other than as a director, except for an amount for which disclosure would not be required pursuant to Item 404(a) of Regulation S-K, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

      2.17 "OUTSTANDING COMMON STOCK" means, at any time, the issued and outstanding shares of Common Stock.

      2.18 "PARTICIPANT" means a person designated to receive an Award under the Plan in accordance with Section 5.1.

      2.19 "PLAN" means the Health Express USA, Inc. 2003 Stock Incentive Plan as described herein, as the same may be amended from time to time.

      2.20  "RESTRICTED   SHARES"  means  shares  of  Common  Stock  subject  to
restrictions,  if any,  imposed in connection  with Awards granted under Article
VI.

      2.21 "RETIREMENT" means early or normal retirement under a pension plan or arrangement of the Company or one of its Subsidiaries in which the Participant participates.

      2.22 "SUBSIDIARY"  means a subsidiary of the Company within the meaning of
Section 424(f) of the Code.

      2.23 "TERMINATION OF EMPLOYMENT" means the voluntary or involuntary termination of a Participant's employment with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Employment, or whether a Termination of Employment shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion. In the case of a consultant who is not an employee of the Company or a Subsidiary, Termination of Employment shall mean voluntary or involuntary termination of the consulting relationship for any reason. In the case of a Non-Employee Director, Termination of Employment shall mean voluntary or involuntary termination, non-election, removal or other act which results in such Non-Employee Director no longer serving in such capacity.

                                  Exhibit 4.1-2

                                  ARTICLE III.

                                 ADMINISTRATION

      3.1 COMMITTEE. The Plan shall be administered by a committee of the Board (the "Committee") comprised of at least two persons. The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may, subject to compliance with applicable legal requirements, with respect to Participants who are not subject to Section 16(b) of the Exchange Act, delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In addition, the Board may exercise any of the authority conferred upon the Committee hereunder. In the event of any such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer to the delegate of the Committee or the Board, as the case may be.

                                   ARTICLE IV.

                                     SHARES

      4.1 NUMBER OF SHARES ISSUABLE. The total number of shares initially authorized to be issued under the Plan shall be 400,000 shares of Common Stock. The number of shares available for issuance under the Plan shall be subject to adjustment in accordance with Section 7.6. The shares to be offered under the Plan shall be authorized and unissued shares of Common Stock, or issued shares of Common Stock which will have been reacquired by the Company.

      4.2 SHARES SUBJECT TO TERMINATED AWARDS. Shares of Common Stock subject to any Award that are otherwise surrendered by a Participant may be subject to new Awards under the Plan.

                                   ARTICLE V.

                                  PARTICIPATION

      5.1 ELIGIBLE PARTICIPANTS. Participants in the Plan shall be such key employees, Non-Employee Directors and consultants of the Company and its Subsidiaries, whether or not members of the Board, as the Committee, in its sole discretion, may designate from time to time. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Awards in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the types and amounts of their respective Awards.

                                   ARTICLE VI.

                                RESTRICTED SHARES

      6.1 RESTRICTED SHARE AWARDS. The Committee may grant to any Participant an Award of such number of shares of Common Stock on such terms, conditions, restrictions and price, whether based on performance standards, granted in lieu of cash compensation, periods of service, retention by the Participant of ownership of purchased or designated shares of Common Stock or other criteria, as the Committee shall establish, including no restrictions. With respect to performance-based Awards of Restricted Shares intended to qualify for deductibility under Section 162(m) of the Code, performance targets will include specified levels of one or more of operating income, return or investment, return on stockholders' equity, earnings before interest, taxes, depreciation and amortization and/or earnings per share. The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan; PROVIDED, HOWEVER, that, if the Committee determines to issue shares of Restricted Stock without any conditions or restrictions other than those imposed by law, then the Company may issue such shares of Common Stock to a Participant as directed by the Committee without the necessity of any Award Agreement. For example, if the Committee should determine to issue shares of Common Stock to Participants in lieu of cash compensation, then no Award Agreement shall be required.

           (a) ISSUANCE OF RESTRICTED SHARES. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company or its agent, shares of

                                  Exhibit 4.1-3

Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company if an Award Agreement is required. All shares of Common Stock covered by Awards under this Article VI shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreements, if applicable, entered into by a Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in
Section 6.1(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 6.1(d), free of any restrictions set forth in the Plan and the related Award Agreement (however subject to any restrictions that may be imposed by law) shall be delivered to the Participant.

           (b) STOCKHOLDER RIGHTS. Beginning on the Date of Grant of a Restricted Share Award and subject to execution of the related Award Agreement, if any, as provided in Section 6.1(a), and except as otherwise provided in such Award Agreement, the Participant shall become a stockholder of the Company with respect to all Restricted Shares granted to the Participant, and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; PROVIDED, HOWEVER, that any shares of Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 6.1(a).

           (c) RESTRICTION ON TRANSFERABILITY. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution or to an INTER VIVOS trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to the lapse of the restrictions, if any, applicable thereto.

           (d) DELIVERY OF SHARES UPON VESTING. Upon expiration or earlier termination of the forfeiture period, if any, without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 6.3, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of
Section 7.4, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

      6.2    TERMS OF RESTRICTED SHARES.

           (a) FORFEITURE OF RESTRICTED SHARES. Subject to Sections 6.2(b) and 6.3, Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement, if any. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments or may be set at no forfeiture period) and any other terms and conditions applicable with respect to any Restricted Share Award.

           (b) WAIVER OF FORFEITURE PERIOD. Notwithstanding anything contained in this Article VI to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

                                  ARTICLE VII.

              TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN

      7.1 PLAN PROVISIONS CONTROL AWARD TERMS. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan the terms of which are contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 7.3 and
Section 7.6, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

                                  Exhibit 4.1-4

      7.2 AWARD AGREEMENT. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement, except as provided in Section 6.1, or the Participant shall have received and acknowledged notice of the Award authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

      7.3 MODIFICATION OF AWARD AFTER GRANT. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of that Award) after its Date of Grant except by express written agreement between the Company and such Participant, provided that any such change (a) may not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

      7.4 TAXES. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award, and the Company may defer payment of cash or issuance of shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

           (a) The Committee shall have the right to elect to have a Participant to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, the Fair Market Value of which is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of withholding such shares and paying cash.

           (b) The Committee shall have the discretion as to any Award to cause the Company to pay to tax authorities for the benefit of the applicable Participant, or to reimburse such Participant for, the individual taxes which are due on the grant, exercise or vesting of any Award or the lapse of any restriction on any Award (whether by reason of such Participant's filing of an election under Section 83(b) of the Code or otherwise), including, but not limited to, Federal income tax, state income tax, local income tax and excise tax under Section 4999 of the Code, as well as for any such taxes as may be imposed upon such tax payment or reimbursement.

           (c) In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

      7.5 SURRENDER OF AWARDS. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the Participant approve.

      7.6  ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

           (a) RECAPITALIZATION. The number and kind of shares subject to outstanding Awards, the number and kind of shares available for Awards subsequently granted under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

           (b) MERGER. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon receipt of any Award to receive (subject to any required action by stockholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award prior to such Merger, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares of Common Stock equal to the number of shares of Common Stock receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor or purchasing corporation, as the case may be (the "ACQUIRING CORPORATION"), will either assume the Company's rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation's stock for outstanding Awards, PROVIDED, HOWEVER, that if the Acquiring Corporation does not assume or substitute for such outstanding Awards, the Board shall provide prior to the Merger that any

                                  Exhibit 4.1-5
unvested portion of the outstanding Awards shall be immediately vested as of a date prior to such merger or consolidation, as the Board so determines. The vesting of any Award that was permissible solely by reason of this Section 9.7(b) shall be conditioned upon the consummation of the Merger.

      7.7 NO RIGHT TO EMPLOYMENT. No employee or other person shall have any claim of right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.

      7.8 AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

      7.9 GOVERNING LAW. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Florida and construed in accordance therewith.

      7.10 NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

      7.11 CAPTIONS. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

      7.12 SEVERABILITY. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan, such Award and every other Award at any time granted under the Plan shall remain in full force and effect.

      7.13 AMENDMENT AND TERMINATION.

           (a) AMENDMENT. The Board shall have complete power and authority to amend the Plan at any time without the authorization or approval of the Company's stockholders, unless the amendment (i) materially increases the benefits accruing to Participants under the Plan, (ii) materially increases the aggregate number of securities that may be issued under the Plan or (iii) materially modifies the requirements as to eligibility for participation in the Plan, but in each case only to the extent then required by the Code or applicable law, or deemed necessary or advisable by the Board. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, materially adversely affect the right of such individual under such Award.

           (b) TERMINATION. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not been terminated.

                                  Exhibit 4.1-6

                                   EXHIBIT 5.1
                                   -----------








April 22, 2003


Health Express USA, Inc.
1761 W. Hillsboro Blvd., Suite 203
Deerfield Beach, Florida 33442

Gentlemen:

           We have acted as counsel to Health Express USA, Inc., a Florida corporation (the "Health Express"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering a total of 400,000 shares (the "Shares") of the Health Express's $0.001 par value Common Stock ("Common Stock") which may be issued pursuant to the Health Express USA, Inc. 2003 Stock Incentive Plan (the "Plan").

           We are furnishing this opinion to you in accordance with Item 601(b)(5) of Registration SB promulgated under the Securities Act of 1933 for filing as Exhibit 5.1 to the Registration Statement. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

           We are familiar with the Registration Statement and the Plan. We have also reviewed a copy of the Health Express's Articles of Incorporation, the Health Express's bylaws, corporate proceedings of the Health Express, certificates of Health Express officers and such other documents, as we deem necessary to express the opinions herein contained. On the basis of the foregoing, we are of the opinion that:

           The Shares have been duly authorized and reserved for issuance pursuant to the Plan, and the Shares when issued and upon receipt of the consideration set forth in the applicable Award Agreement or as otherwise established by the Committee administering the Plan will be validly issued, fully paid and non-assessable.

           The   opinions   provided   herein  are  subject  to  the   following
qualifications and caveats:

           In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal capacity of all natural persons executing documents. We have also assumed that (a) the Health Express will maintain an adequate number of shares of authorized but unissued Common Stock or treasury stock for issuance under the Plan, and (b) the Health Express will receive the consideration provided for in the applicable Award Agreements, if required, pursuant to which shares of Common Stock will be issued under the Plan.

           We are members of the Bar of the State of Florida. We do not purport to be experts or to express any opinion with respect to the laws of any jurisdiction other than the laws of the United States of America or the laws of the State of Florida, but assume without investigation compliance with all such other laws.

                                  Exhibit 5.1-1

           This opinion is furnished pursuant to the request of the addressee hereof and is rendered by us solely for the benefit of the addressee hereof in connection with the Registration Statement. We are not hereby assuming any professional responsibilities to any other person whatsoever. This opinion may be relied upon only in connection with the Registration Statement. This opinion may not be used, disseminated, circulated, quoted, referred to or relied upon by any other person (including by way of subrogation or assignment) or for any other purpose without our prior written consent. This opinion is rendered as of the date set forth above, and we express no opinion as to circumstances or events that may occur subsequent to such date. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or reflect any changes in any law that may hereafter occur or become effective.

Sincerely,



/S/ Kirkpatrick & Lockhart LLP

KIRKPATRICK & LOCKHART LLP

                                  Exhibit 5.1-2

                                  EXHIBIT 23.2
                                  ------------

                          INDEPENDENT AUDITORS' CONSENT



           We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Health Express USA, Inc. of our Independent Auditors' Report dated February 19, 2003 on the December 29, 2002 and December 30, 2001 consolidated financial statements of Health Express USA, Inc. and subsidiaries, which appear in the December 29, 2002 annual report on Form 10-KSB (as amended) of Health Express USA, Inc., and to all references to our firm included in or made a part of this Registration Statement.



/s/  Ahearn, Jasco + Company, P.A.

AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants

Pompano Beach, Florida
April 22, 2003

                                Exhibit 23.2 - 1